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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our report dated February 17, 1998, included in the Proxy Statement of NOVA Corporation that is made a part of the Registration Statement and Prospectus of NOVA Corporation for the registration of 37,648,930 shares of its common stock.

                                       /s/ Ernst & Young LLP
                                       ---------------------------------------
                                       Ernst & Young LLP

Atlanta, Georgia
August 18, 1998